Exhibit 10.1

Final Form

AMENDMENT NO. 2 TO CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT

This Amendment No. 2 to Convertible Note Subscription Agreement (this “Amendment”) is made and entered into effective as of [•], 2023, by and between Galata Acquisition Corp., a Cayman Islands exempted company (the “Company”), and [•] (the “Subscriber”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Convertible Note Subscription Agreement (as defined below).

WHEREAS, the Company, Galata Merger Sub Inc., a Delaware corporation and wholly owned direct subsidiary of the Company, and Marti are parties to that certain Business Combination Agreement made and entered into as of July 29, 2022 (the “Business Combination Agreement”);

WHEREAS, concurrently with the execution of the Business Combination Agreement, the Company and the Subscriber entered into that certain Convertible Note Subscription Agreement, dated July 29, 2022 (as amended pursuant to that certain Amendment No. 1 to Convertible Note Subscription Agreement, dated December 23, 2022, the “Convertible Note Subscription Agreement”), pursuant to which, immediately prior to the consummation of the Transaction contemplated by the Business Combination Agreement, the Subscriber agreed to subscribe for and purchase from the Company the Convertible Notes having the terms set forth in the Indenture in an aggregate principal amount as set forth on the Subscriber’s signature page to the Convertible Note Subscription Agreement (the “Subscribed Notes”) and the Company agreed to issue and sell to the Subscriber the Subscribed Notes in consideration of payment of the Purchase Price by or on behalf of Subscriber to the Company; and

WHEREAS, the Company and Subscriber desire to amend the Convertible Note Subscription Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with the terms of the Convertible Note Subscription Agreement, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.     Amendment. The parties hereby agree to amend the Convertible Note Subscription Agreement as follows:

a.	Section 4(dd) of the Convertible Note Subscription Agreement is hereby deleted in its entirety.

b.	The reference to “April 29, 2023” in Section 6(c) of the Convertible Note Subscription Agreement is hereby deleted and replaced with the following: “July 31, 2023”.

c.	Section 9 of the Convertible Note Subscription Agreement is hereby deleted in its entirety and replaced with the following:

“Section 9. Qualified ABL Commitments and Qualified Equity Commitments. For purposes of this Convertible Note Subscription Agreement:

(a)	“Qualification Notice” shall mean that certain notice delivered by Daniel Freifeld on behalf of the Company to the Subscriber via electronic mail on April 14, 2023 and the .pdf attachment thereto titled “Marti Financing”, summarizing material terms of the proposed Qualified ABL Commitments and Qualified Equity Commitment;

(b)	“Qualified ABL Commitments” shall mean lending commitments pursuant to a loan agreement or similar definitive agreement from reputable national or international lenders that are secured by the assets of Marti or its affiliates (including equipment, receivables and inventory), with material terms that are substantively similar to, or no less favorable to Marti than, the material terms with respect to the proposed Qualified ABL Commitments set forth in the Qualification Notice; and

(c)	“Qualified Equity Commitments” shall mean commitments to acquire equity interests of the Company pursuant to definitive commitment or subscription agreements with reputable financial investors with material terms that are substantively similar to, or no less favorable to Marti than, the material terms with respect to the proposed Qualified Equity Commitment set forth in the Qualification Notice.”

d.	The Indenture attached as Exhibit A to the Convertible Note Subscription Agreement is hereby deleted it in its entirety and replaced with Exhibit A attached hereto.

e.	For purposes of the Convertible Note Subscription Agreement (including Section 3(q) thereof), the Subscriber hereby acknowledges and consents to the separate terms applicable to Callaway Capital Management, LLC or its designee (“Callaway”) under that certain Other Subscription Agreement entered into by and between the Company and Callaway on or around the date hereof, pursuant to which Callaway has the option (but not the obligation) to subscribe for Other Convertible Notes up to an aggregate principal amount of $40,000,000 during the period beginning on the date of such Other Subscription Agreement and the one year anniversary of the Closing Date.

2.     Miscellaneous. The parties hereto hereby agree that Sections 8(a), 8(d), 8(e), 8(p), 8(q), 8(r), 8(s) and 8(x) of the Convertible Note Subscription Agreement shall apply to this Amendment, mutatis mutandis. Except as expressly provided in this Amendment, all of the terms and provisions in the Convertible Note Subscription Agreement are and shall remain unchanged and in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Convertible Note Subscription Agreement, or any other right, remedy, power or privilege of any party, except as expressly set forth herein. Any reference to the Convertible Note Subscription Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Convertible Note Subscription Agreement, as amended by this Amendment. The Convertible Note Subscription Agreement, as amended by this Amendment, and the documents or instruments attached hereto or thereto or referenced herein or therein, constitutes the entire agreement between the parties with respect to the subject matter of the Convertible Note Subscription Agreement, and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter.

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IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to Convertible Note Subscription Agreement as of the date first set forth above.

COMPANY

GALATA ACQUISITION CORP.

By:
Name: Daniel Freifeld
Title: President

[Signature Page to the Amendment No. 2 to Convertible Note Subscription Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to Convertible Note Subscription Agreement as of the date first set forth above.

SUBSCRIBER

[•]

By:
Name: [•]
Title: [•]

[Signature Page to the Amendment No. 2 to Convertible Note Subscription Agreement]

Acknowledged and agreed as of the date of this Amendment.

MARTI TECHNOLOGIES INC.

By:
Name: [•]
Title: [•]

[Signature Page to the Amendment No. 2 to Convertible Note Subscription Agreement]